Exhibit 99.1

     NMS Communications Announces Financial Results for the Fourth Quarter
                        and Year Ended December 31, 2004

    FRAMINGHAM, Mass.--(BUSINESS WIRE)--Jan. 26, 2005--

     Company Reports Fourth Consecutive Quarter of Profitability,
                          Capping Turnaround

    NMS Communications (NASDAQ: NMSS), a leading provider of communications technologies and solutions for enhanced services and efficient networks, today announced results for the fourth quarter and for the year ended December 31, 2004.
    Total revenues for the fourth quarter of 2004 were $26.2 million compared to $23.5 million for the corresponding quarter in 2003, an increase of 12%. Net income for the fourth quarter was $1.3 million or $0.03 per share, compared to a net loss of $1.8 million or $(0.05) per share reported for the fourth quarter of 2003.
    Revenues for the year ended December 31, 2004 were $101.5 million compared to $87.1 million for the year ended December 31, 2003, an increase of 16%. Net income for the year ended December 31, 2004 was $4.1 million or $0.09 per share, versus a net loss of $56.0 million or $(1.54) per share reported for the year ended December 31, 2003.

    Business Perspective

    "Our results this quarter capped a year of solid revenue growth and profitability. We achieved our eighth sequential quarter of top line growth, based on strength in our Platforms business, which had year-over-year growth of 27%," said Bob Schechter, NMS Communications chairman and CEO.
    "In 2004, we secured key wins and important go-to-market partnerships for our two new businesses in the mobile communications market. We recorded our first revenues for MyCaller, our ringback solution and for AccessGate(TM), our wireless backhaul optimizer, designed to reduce carriers' operating expenses, "future proof" their networks and enable expanded capacity for new services.
    "To date, ten operators have placed orders for MyCaller and AccessGate, and we have a solid pipeline of activity for both products as we enter the first quarter. We expect that these products will accelerate our growth in 2005. And we further expect to expand and strengthen our position in the mobile communications market with Mobile Place(TM), the set of products we announced last week," Schechter said. "Mobile Place enables operators to integrate multiple entertainment and content services, easily cross sell these services and deliver improved user experiences.
    "In our core business, we introduced several new components of Open Access(TM), our standards-based IP-enabled products for building next-generation voice, video and data applications and solutions. Chief among these is Video Access(TM), the industry's first complete, field-proven toolkit for developing open, carrier-grade applications. We expect to further strengthen our leadership in video solutions with the Vision family of video delivery systems we also announced last week," said Schechter.
    "We have accomplished a great deal this past year; we returned the company to profitability, launched two new businesses, and solidly grew revenues. We improved our financial position and have maintained a healthy balance sheet based on excellent customer relationships and outstanding supply chain performance. As a result, we are confident that we have established significant opportunities for value creation in the year ahead," Schechter concluded.

    NMS Conference Call Web Cast

    NMS Communications issues web casts for its conference calls to assure the broad dissemination of information in real time. To access the Fourth Quarter and 2004 conference call, which is scheduled for 5:00 p.m. ET today, log on to the company website at www.nmscommunications.com and click on the web cast icon in the Investor Relations section.

    About NMS Communications

    NMS Communications (NASDAQ:NMSS) is a leading provider of communications technologies and solutions, enabling new enhanced services and efficient networks that help our customers grow their revenues and profits. Visit www.nmscommunications.com for more information.

    Statements in this document expressing the beliefs and expectations of management regarding future performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, uncertainty in communications spending, the implementation of the Company's strategic repositioning and market acceptance of the Company's new solutions strategy, quarterly fluctuations in financial results, the Company's ability to exploit fully the value of its technology and its strategic partnerships and alliances, the availability of products from the Company's contract manufacturer and product component vendors and other risks. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2003. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

    NMS Communications, AccessGate, MyCaller, Mobile Place and Open Access are trademarks of NMS Communications Corporation. All other product or corporate references may be trademarks or registered trademarks of their respective companies.



                          NMS COMMUNICATIONS
                 Consolidated Statements of Operations
                   (In $000's except per share data)
                              (Unaudited)

                          For the Three Months
                                  Ended            For the Year Ended
                               December 31,           December 31,
                          ---------------------  ---------------------
                               2004       2003       2004       2003

Revenues                     $26,178    $23,460   $101,512    $87,147

Cost of revenues              10,031     10,783     38,052     48,351
                          ---------- ----------  ---------- ----------
Gross profit                  16,147     12,677     63,460     38,796
                                  62%        54%        63%        45%
Operating expenses:
   Selling, general and
    administrative             8,978      8,142     33,776     37,569
   Research and
    development                5,831      6,028     23,884     30,292
   Restructuring and
    impairment charges             -          -          -     25,267
                          ---------- ----------  ---------- ----------
        Total operating
         expenses             14,809     14,170     57,660     93,128
                          ---------- ----------  ---------- ----------
Operating income (loss)        1,338     (1,493)     5,800    (54,332)

Other income (expense),
 net                             (21)      (150)    (1,632)    (1,559)
                          ---------- ----------  ---------- ----------
Income (loss) before
 income taxes                  1,317     (1,643)     4,168    (55,891)

   Income tax (benefit)
    expense                        -        151         66        115
                          ---------- ----------  ---------- ----------
Net income (loss)             $1,317    $(1,794)    $4,102   $(56,006)
                          ========== ==========  ========== ==========

  Basic earnings (loss)
   per common share            $0.03     $(0.05)     $0.09     $(1.54)
                          ========== ==========  ========== ==========
  Weighted average basic
   shares outstanding         47,237     36,508     44,709     36,430
                          ========== ==========  ========== ==========
  Fully diluted earnings
   (loss) per common share     $0.03     $(0.05)     $0.09     $(1.54)
                          ========== ==========  ========== ==========
  Weighted average fully
   diluted shares
   outstanding                49,106     36,508     46,894     36,430
                          ========== ==========  ========== ==========


                          NMS COMMUNICATIONS
                 Condensed Consolidated Balance Sheet
                              (In $000)


                                           December 31,   December 31,
                                               2004           2003
                                           ------------   ------------
                 ASSETS
Current assets:
     Cash and cash equivalents                 $33,804        $59,917
     Marketable securities                      46,815              -
     Accounts receivable, net of
      allowance for uncollectable
      accounts of $1,004 and $995,
      respectively                              14,315          9,643
     Inventories                                 3,446          3,844
     Prepaid expenses and other current
      assets                                     2,539          3,558
                                           ------------   ------------
         Total current assets                  100,919         76,962

Property and equipment, net of
 accumulated depreciation and
 amortization of $32,082 and $28,745,
 respectively                                    6,147          7,219
Other long-term assets                           1,361          2,147
                                           ------------   ------------
Total assets                                  $108,427        $86,328
                                           ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                $4,728         $4,692
Deferred revenue                                 4,620          1,638
Accrued expenses and other liabilities          10,706         12,018
Short-term debt obligations                     19,942              -
                                           ------------   ------------
Current liabilities                             39,996         18,348

Long-term debt obligations, less current
 portion                                             -         57,742

Stockholders' equity                            68,431         10,238
                                           ------------   ------------
Total liabilities and stockholders'
 equity                                       $108,427        $86,328
                                           ============   ============

    CONTACT: NMS Communications
             For media and industry analysts:
             Pam Kukla, 508-271-1611
             Pam_Kukla@nmss.com
             or
             NMS Communications
             For financial analysts:
             William B. Gerraughty, Jr., 508-271-1209
             CFO
             Bill_Gerraughty@nmss.com